DAVIDSON

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated October 27, 2025, relating to the consolidated financial statements of Rise Gold Corp. as at and for the years ended July 31, 2025 and 2024.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada

Chartered Professional Accountants

March 2, 2026

DAVIDSON & COMPANY LLP
1200 – 609 Granville Street
PO BOX 10372, Pacific Centre
Vancouver, BC V7Y 1G6
604 687 0947
davidson-co.com